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                        SECURTIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549
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                                    Form 8-K

     Pursuant to Section 13 or 15 (d) of the Securities Exchange Act of 1934


                        Date of Report: December 19, 2003


                                  EPIXTAR CORP.
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               (Exact name of Registrant as specified in charter)


Florida                           011-15499                     55-0722193
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(State or Other             (Commission File No.)             (IRS Employer
Jurisdiction of                                             Identification No.)
Incorporation)

              11900 Biscayne Blvd., Suite 262, Miami, Florida 33181
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                    (Address of principal executive officers)

                                  305-503-8600
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                                   (Telephone)

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ITEM 4   Changes in Registrant's Certifying Accountants

On December 19, 2003, Epixtar Corp. ("the Company") terminated the services of Liebman Goldberg & Drogin, LLP, the independent certified public accountants and auditors of the Company for fiscal year 2002. The termination was approved by the Audit Committee of the Board of Directors of the Company.

During the fiscal year ended December 31, 2002, the financial statements of the Company did not contain any adverse opinion or a disclaimer of opinion, nor were they qualified or modified as to any uncertainty, audit scope, or accounting principles.

For the two fiscal years ended December 31, 2001 and 2002, and through December 18, 2003 (the "Prior Period"), there were no disagreements between the Company and Liebman, Goldberg & Drogin, LLP on any matter of accounting principles or practice, financial statement disclosure, or auditing scope or practices which if not resolved to the satisfaction of Liebman, Goldberg & Drogin, LLP would have caused Liebman, Goldberg & Drogin, LLP to make reference to the subject matter of the disagreement in connection with its reports.

Effective December 19, 2003, Rachlin Cohen & Holtz LLP, was engaged by the Company to audit the consolidated financial statements of the Company for its fiscal year ending December 31, 2003. During the Prior Period the new independent accountant had not been engaged as either the principal accountant of the Company to audit its financial statements or of any significant subsidiary, nor has the Company consulted with it regarding any accounting issue, auditing or financial reporting issue regarding such financial statements or any reportable event.

During the Prior Period there have been no reportable events as defined in Regulation SK item 304(a) (1) (v) (A) through (D).

Item 7. Financial Statements and Exhibits

        Exh.  16.1           Letter of Liebman Goldberg & Drogin, LLP regarding
                             change in certifying accountant attached hereto.

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                                    SIGNATURE

         Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:   December 23, 2003

                                            EPIXTAR CORP.
                                            (Registrant)

                                            By: /s/ Martin Miller
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                                                    Martin Miller
                                                    Chief Executive Officer